FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com

Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com

Becky Herrick & Kirsten Chapman
LHA Investor Relations
Tel: 415-433-3777
Email: dothill@lhai.com

Dot Hill Systems Updates Guidance for First Quarter 2013 Financial Results, Provides Guidance for Second Quarter 2013 and Full Year 2013 and Establishes a Target Operating Model for 2014
Longmont, CO – April 8, 2013 – Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, announced it updated its guidance for first quarter of 2013, and provided guidance for the second quarter of 2013 as well as for the year ending December 31, 2013. In addition, the Company also established a target operating model for the year ending December 31, 2014.
The Company will be presenting its updated guidance for 2013 and target operating model for 2014 at its Analyst Day, today, April 8, 2013, beginning at 9:00 am Eastern time at the NASDAQ MarketSite in New York City. Management will also discuss the Company’s strategy, the pipeline for new customers and product positioning and roadmap. In addition, a representative from the Company’s largest customer, Hewlett Packard Company, as well as representatives from Quantum Corporation and Stratus Technologies, Inc., will review their partnership experiences with the Company. Enterprise Strategy Group and the Gartner Group will review market data and storage industry trends.
The webcast and corresponding presentations will be available in the Investor Relations section on the company's web site www.dothill.com live and archived for 90 days following the event. In addition, the Company filed a Form 8-K with the Securities and Exchange Commission at or about the same time it issued this press release, which includes details of the Company’s presentation from its Analyst Day.
First Quarter 2013
The Company now expects first quarter 2013 non-GAAP net revenue of $44 million to $45 million and non-GAAP EPS of $(0.02) to $0.00. The expected non-GAAP net revenue results are within the guidance range provided on March 14, 2013 of $43 million to $46 million, and non-GAAP EPS results are expected to be better than the previous guidance range of $(0.04) to $(0.02). The Company attributed the better than expected non-GAAP EPS results to anticipated improvements in non-GAAP gross margins that are projected to exceed 30% for first quarter of 2013, due to a more favorable mix of customer and product sales. The Company also stated that it is projecting cash and cash equivalents net of short-term borrowing as of March 31, 2013 to remain flat at $37.5 million compared to December 31, 2012.
The Company has not completed its first quarter 2013 financial review process nor have its auditors completed their review process. Accordingly, the results and conclusions of these reviews could impact the Company’s first quarter 2013 GAAP and non-GAAP financial results.
Second Quarter 2013

The Company stated that it expects second quarter 2013 non-GAAP net revenue to be between $47 million and $53 million. The midpoint of this range represents a 12% increase in non-GAAP net revenue, compared to the midpoint of the revised first quarter 2013 non-GAAP net revenue range. The Company also expects non-GAAP EPS for the second quarter of 2013 to be between $(0.01) to $0.02 on a fully diluted basis.
Year Ending December 31, 2013
For the year ending December 31, 2013, the Company expects non-GAAP net revenues of $205 million to $227 million; non-GAAP gross margin of 30% to 31%; non-GAAP operating expenses of $60 million to $64 million, and non-GAAP EPS of $0.02 to $0.10. At the mid-points of these forecasted financial results ranges, non-GAAP net revenue would grow 10%; non-GAAP gross margin would improve 2.6 percentage points; non-GAAP operating expenses would increase $4.2 million, and non-GAAP EPS would increase by $0.12 compared to financial results for the year ended December 31, 2012.
“In 2013 our primary focus is to continue to execute on our strategic initiatives, as evidenced by the OEM partner announcements with Quantum and Acer this morning and to further solidify the revenue foundation for strong growth in 2014,” stated Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Our server OEM business continues to be the technological and financial platform to support the growth in our vertical market’s business. Our deal pipeline has never been more full and is the result of the success of our recent product announcements as well as consolidation in the storage industry.”
Kammersgard continued, “the growth we project is based solely on announced or unannounced customers with whom we have already signed contracts or who have verbally awarded us their business. We expect meaningful revenue growth based on this pipeline to start later in 2013 and accelerate in 2014 and beyond.”
2014 Target Operating Model
The Company expects growth to result in non-GAAP net revenue of $231 million to $301 million for the year ending December 31, 2014 and at the midpoint of this range, this represents growth of 23% compared to the midpoint of the guidance range for the year ending December 31, 2013. The Company also stated it expects non-GAAP gross margin to increase modestly to 31% to 32% for the year ending December 31, 2014. Non-GAAP operating expenses are targeted to be in the range of $64 million to $72 million and non-GAAP EPS is projected to be $0.11 to $0.40 for the year ending December 31, 2014.
“Structurally, the Company has many levers to create operating leverage. We outsource our manufacturing; we use a common technology platform across existing and new customers, and our go-to-market partners are responsible for demand generation, all of which contain our capital and operating expense investments.” said Hanif Jamal, chief financial officer, Dot Hill Systems. “As a result, we expect revenues in excess of the Company’s break-even point of around $200 million annually, to create non-GAAP operating profit of 20% to 30%. Based on our current forecast of the mix of customers in 2014, we are targeting accretion to the bottom line of around 25% from new business.”
About Non-GAAP Financial Measures
From 2009 to 2012 and in the 2013 and 2014 financial projections, the Company’s non-GAAP financial measures exclude the impact of stock-based compensation expense, legal settlements and their associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, the recognition of deferred and amortized revenue and costs related to long-term software contracts which were deferred in the Company’s GAAP financial statements, specific and significant warranty claims arising from a supplier’s defective products, impacts associated with the AssuredUVS software business, which the Company has substantially closed down, and the effects of foreign currency gains or losses. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit us at http://www.dothill.com.
Statements contained in this presentation regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding future opportunities for additional business and the stage of such opportunities relative to a final binding agreement, prospects for Dot Hill’s continued growth, and Dot Hill’s projected financial results for the first quarter of 2013, second quarter 2013, year ending December 31, 2013 and year ending December 31, 2014. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter of 2013 first quarter of 2013, second quarter 2013, year ending December 31, 2013 and year ending December 31, 2014 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the risk that projected future opportunities may never fully develop into ongoing business relationships and/or binding contractual agreements; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Vertical Markets’ sales may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in Dot Hill’s most recent Form 10-Q and Form10-K filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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